NEWS RELEASE

UPDATE ON HIGH GRADE AND SULPHIDE ZONE INTERSECTIONS
All dollar amounts in United States dollars (US$))

Toronto, June 16, 2004 - GOLDCORP INC. (GG:NYSE: G:TSX) is pleased to announce an encouraging start to the first half of 2004 with excellent results from both operation and exploration at our Red Lake Mine, in Northwestern Ontario, Canada. Our latest exploration work has confirmed the continuity and expanded the dimensions of mineralization in all target areas. Highlights are summarized below.

OPERATIONS HIGHLIGHTS

Production at the Red Lake Mine to May 31, 2004 was 222,749 ounces of gold at an estimated cash cost of $80 per ounce. We remain on target to reach our 2004 production forecast 525,000 ounces at a cash cost of $86 per ounce.

Mine Expansion

Work continues on sinking the new shaft at the Red Lake Mine. The shaft is currently (16/6/04) at a depth of 1,100 feet (335 m). It is scheduled to be completed to its final depth of 7,150 feet (ft) (2,179 metres (m)) in the second half of 2006. To date (31/5/04), a total of $49 million has been spent on the project, with total remaining expenditures forecast to be $49 million (based on a CDN$:US$ exchange rate of 1.35).

EXPLORATION HIGHLIGHTS

  Hole 37L575 intersected 2.18 opt (74.7 gpt) over 70.0 ft (21.34 m) at a depth of 6,770 ft (2,060 m).

  Hole 37L566 intersected 7.76 opt (266.1 gpt) over 19.2 ft (5.85 m) at a vertical depth of 5,950 ft (1,810 m).

  The deepest multi-ounce occurrence in the High Grade Zone (HGZ) ever encountered: 3.54 ounces of gold per ton (opt) (121.4 grams per tonne (gpt)) over 2.0 ft (0.61m) at a vertical depth of 7,750 ft (2,360 m).

Goldcorp Inc. - News Release	Page 2

  A new hanging wall structure identified 800 ft (240 m) west of the previous western limit of the HGZ.

  High grade mineralization identified 180 ft (55 m) above the HGZ, in the up-dip projection of the Footwall Zones, with an intersection of 6.55 opt (224.6 gpt) over 4.5 ft (1.37 m).

  Far East Sulphides extended further east with an intersection of 2.18 opt (74.7 gpt) over 5.0 ft (1.52 m).

  The deepest intersection in the Far East Sulphides at a vertical depth of 7,660 ft (2335 m).

2004 CORPORATE FORECASTS

Goldcorp is forecasting earnings of $53 million, or $0.28 per share, based on an average gold price of $385 per ounce for the remainder of the year, compared with earnings of $99 million, or $0.54 per share in 2003. Lower earnings are forecast as a result of holding back from sale approximately one-third of 2004 gold bullion production. By comparison, Goldcorp sold 97% of its annual gold bullion production during 2003 as well as 95,882 ounces of gold bullion it held in inventory at the beginning of 2003.

Cash flow from operations is expected to be $52 million, or $0.27 per share, compared with $95 million, or $0.52 per share for last year. The reduction in cash flow is similarly related to selling fewer ounces of gold bullion production.

The financial forecasts are based on total corporate production of approximately 595,000 ounces of gold bullion and withholding one-third of this production from sale. Cash cost at the corporate level is forecast to be $109 per ounce and non-cash cost is forecast to be $43 per ounce, for a total cost of $152 per ounce.

Red Lake Mine is forecast to produce 525,000 ounces of gold bullion. Cash cost is expected to be $86 per ounce and total cost is expected to be $120 per ounce. Wharf is forecast to produce 70,000 ounces of gold bullion. Cash cost and total cost are expected to be $245 and $342 respectively.

RED LAKE EXPLORATION

The HGZ and the Sulphide Zones (SZ) are the two main targets of our exploration program. The HGZ is currently the source of all our production and the bulk of our reserves and resources. The HGZ reserves, with an average grade of 2.22 opt (76.1 gpt), will continue to be the major focus of our exploration program. The SZ is lower-grade and was the source of all mine production (3.1 million ounces) from 1948 to 1996 at an average grade of 0.42 opt (14.4 gpt). With the new shaft completed, the lower-grade sulphide mineralization will be economic to mine. More exploration will be directed towards expanding these reserves and resources.

Goldcorp Inc. - News Release	Page 3

CONTINUING EXPLORATION SUCCESS

High Grade Zone (HGZ)

Exploration of the HGZ is focused on three goals. The first, to explore the extension of known zones or new areas to increase reserves and resources. Secondly, defining and expanding the envelope of existing resources in order to increase the reserve base of the HGZ. And finally, better defining and expanding the limits of existing reserves.

Hanging Wall Zones
New Deepest Intersection

Hole 37L503AW intersected 3.54 opt (121.4 gpt) over 2.0 ft (0.61m) at a vertical depth of 7,660 ft (2,335 m) in the Hanging Wall Zones of the HGZ. This is the deepest intersection to date in the HGZ and is significant as it indicates the HGZ continues below the current resource limit. A new drill base established during the first half of 2004 will allow us to test the Hanging Wall Zones at even greater depth.

Resource Continuity Confirmed

Exploration in the resources area of the Hanging Wall Zones has been successful in establishing the continuity of the high grade nature of this mineralization over substantial thicknesses.

Hole 37L575 intersected 2.18 opt (74.7 gpt) over 70.0 ft (21.34 m) at a depth of 6,770 ft (2,060 m). This intersection, almost true width, confirms large intersections previously reported in the same area.

Delineation of Reserves

Delineation drilling in the reserves area around 6,100 ft (1,860 m) confirmed the continuity and high grade nature of the hanging wall mineralized structure.

For example, hole 37L566 intersected 7.76 opt (266.1 gpt) over 19.2 ft (5.85 m) at a vertical depth of 5,950 ft (1,810 m). In addition, hole 37L565 returned 5.26 opt (180.3 gpt) over 6.0 ft (1.83 m) at a vertical depth of 6,160 ft (1,880 m).

Footwall Zones
Extended 500 ft (150 m) Vertically

The most recent results have demonstrated that the Footwall Zones extend at least an additional 500 ft (150 m) to a new vertical depth of 7,140 ft (2175 m) below surface. Hole 34L1369 intersected 0.58 opt (19.9 gpt) over 11.8 ft (3.60 m) while hole 34L1416A intersected 0.48 opt (16.5 gpt) over 1.6 ft (0.49 m) in the same area. Those two holes are the first from a new program that will test the Footwall Zones below current resources.

Goldcorp Inc. - News Release	Page 4

New High Grade Intersections
High Grade Intercepts 800 ft (240 m) West of Hanging Wall Zones

Two holes testing for a potential faulted extension of the Hanging Wall Zones returned significant intercepts 800 ft (240 m) west of these zones. Drill hole 37L278A returned 1.04 opt (35.7 gpt) over 6.0 ft (1.83 m) at a vertical depth of 5,890 ft (1,795 m). In addition, drill hole 37L277 returned 0.87 opt (29.8 gpt) over 6.0 ft (1.83 m).

High Grade Mineralization Above 30 Level

A 26 level drill hole targeting a possible upper extension of high grade style mineralization returned an intersection of 6.55 opt (224.6 gpt) over 4.0 ft (1.22 m). That intersection is 180 ft (55 m) above the Footwall Zones trend.

Sulphide Zones (SZ)
Proving Up the Resources
Targeting the Far East

Exploration of the sulphide targets is focused on two goals. First, upgrading the resources to increase the reserve base and second, exploring new areas for mineralization in order to increase the base of resources. The latest results demonstrate that we have continued success toward both goals.

Depth Extension of Previously Mined Ore

Some 60 drill holes were completed within the currently defined resources to confirm the continuity of the SZ between 4,600 ft (1,400 m) and 6,000 ft (1,800 m).

Some of the best results include values such as 0.49 opt (16.8 gpt) over 10.4 ft (3.17 m) (hole 34L1405), 0.19 opt (6.5 gpt) over 45.9 ft (13.99 m) (hole 34L1387), up to 2.58 opt (88.5 gpt) over 16.9 ft (5.15 m) (hole 37L541).

Far East Zone

Approximately 240,000 ounces of sulphides have already been identified in the Far East Zone from the 16 level, at a depth of 2,300 ft (700 m) below surface.

Drilling from the 26 and 34 levels is directed toward identifying significant extensions of sulphide mineralization.

Hole 26L1325 returned the furthest east extension of the Far East Zone to date, on section 94+75E, with results such as 0.89 opt (30.5 gpt) over 8.0 ft (2.44 m) and 2.18 opt (74.7 gpt) over 5.0 ft (1.52 m) at a depth of 4,740 ft (1,440 m).

Goldcorp Inc. - News Release	Page 5

Deep Extension of the Far East Trend

Hole 34L1369 returned the deepest sulphide intersection to date with a value of 0.16 opt (5.5 gpt) over 22.0 ft (6.71 m) at a depth of 7,750 ft (2,360 m) or 600 ft (180 m) below the proposed new shaft. This intersection located on section 69+50E is interpreted as the possible down-dip extension of the Far East Zone identified in drill hole 26L1325.

These latest results continue to confirm the validity of our exploration model and suggest that the potential for increasing the resources in the Far East Zone is excellent.

QUALIFIED PERSON

The news release has been prepared under the guidance of Gilles Filion, Eng. (OIQ), Vice President, Exploration, who is designated as a Qualified Person with the ability and authority to verify the authenticity and validity of this data. All samples were analyzed by either ALS Chemex Laboratories Ltd. of Mississauga, Ontario, TSL Laboratories of Saskatoon, Saskatchewan, or SGS XRAL Laboratories of Toronto, Ontario.

Goldcorp's Red Lake Mine is the richest gold mine in the world. The Company is in excellent financial condition: has NO DEBT, a Large Treasury and Strong Cash Flow and Earnings. GOLDCORP is completely UNHEDGED and pays a Dividend twelve times a year! Goldcorp's shares are listed on the New York and Toronto Stock Exchanges under the trading symbols of GG and G, respectively and its options trade on the American Stock Exchange (AMEX), the Chicago Board of Options Exchange (CBOE) and the Pacific Stock Exchange (PCX) in the United States and on the Montreal Exchange (MX) in Canada.

FORWARD-LOOKING STATEMENTS

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Goldcorp Inc., are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Goldcorp expectations are disclosed under the heading "Risk Factors" and elsewhere in Goldcorp documents filed from time to time with the Toronto Stock Exchange, The United States Securities and Exchange Commission and other regulatory authorities.

For further information, please contact:
Gilles Filion	Corporate Office:
Vice President, Exploration	145 King Street West
Telephone: (416) 865-0326	Suite 2700
Fax: (416) 361-5741	Toronto, Ontario
M5H 1J8
e-mail: info@goldcorp.com
website: www.goldcorp.com

TABLE 1 - June 16, 2004
RED LAKE MINE EXPLORATION UPDATE
PREVIOUSLY UNRELEASED DRILL HOLE INTERSECTIONS

Level				Gold Assay		Gold Assay		Zone	Type
Hole No.	Azimuth	Dip	Assay Interval	Length	Ounces per Ton	Length	Grams per Tonne
			(in feet)	(in feet)	(uncut)	(in metres)	(uncut)

FW	Footwall Zone	1 ounce per ton =	34.2857 grams per tonne
MAIN	Main Zone	1 foot =	0.3048 metres
HW	Hanging Wall Zone	X	Uncertain Zone
ESC	Sulphide Zone	DEL	Delineation
SC	South "C" Zone	DEF	Definition
EXPL	Exploration	NEAR	Near Stope Exploration

New Additions since last release
Significant New Additions

DEEP HGZ - EXTENSION HANGING WALL ZONES
37L503AW	327 °	-86 °	2253.0	2255.0	2.0	3.54		0.61	121.4	HW5	EXPL
37L504AW	319 °	-85 °	2006.8	2011.0	4.2	2.92		1.28	100.1	HW5	EXPL
37L556A	40 °	-48 °					NSA			HW5	DEL
37L557	50 °	-62 °	775.5	776.5	1.0	1.53		0.30	52.5	HW5	DEL
37L564	36 °	-80 °					NSA			HW5, HWA	DEL
37L565	48 °	-66 °	815.0	821.0	6.0	5.26		1.83	180.3	HW5	DEL
37L566	49 °	-47 °	731.5	750.7	19.2	7.76		5.85	266.1	HW5	DEL
37L571	58 °	-89 °					NSA			HW5	DEL
37L572	49 °	-63 °	566.0	569.3	3.3	0.38		1.01	13.0	HW5	DEL
37L573	32 °	-70 °	686.5	689.5	3.0	3.27		0.91	112.1	HW5	DEL
37L574	47 °	-67 °	591.0	593.0	2.0	4.60		0.61	157.7	HW5	DEL
37L575	34 °	-72 °	1424.0	1494.0	70.0	2.18		21.34	74.7	HW5	DEL
37L580	31 °	-70 °	1503.0	1506.0	3.0	0.22		0.91	7.5	HW5	EXPL

DEEP HGZ EXTENSION - FOOTWALL ZONES
34L1306	44 °	-8				NSA
34L1308	45 °	-49	2.0	11.0	9.0	0.68	2.74	23.3	FW3B	NEAR
			95.0	99.0	4.0	1.41	1.22	48.3	FW4	NEAR
34L1321	45 °	-60 °	806.0	809.0	3.0	0.22	0.91	7.5	FW3B	EXPL
34L1354	206 °	16 °	398.7	404.1	5.4	0.11	1.65	3.8	FW4	EXPL
34L1360	223 °	64 °	331.0	333.0	2.0	4.31	0.61	147.7	FW4C	DEL
34L1361	223 °	47 °	311.3	318.5	7.2	0.18	2.19	6.2	FW4	DEL
34L1369	161 °	-88 °	2155.7	2167.5	11.8	0.58	3.60	19.9	FW4	EXPL
34L1407	45 °	7 °	327.0	330.0	3.0	1.46	0.91	50.1	FW4	DEL
34L1416A	14 °	-79 °	1885.4	1887.0	1.6	0.48	0.49	16.5	HW	EXPL
37L475	218 °	5 °	50.0	54.8	4.8	0.12	1.46	4.1	FW4C	NEAR
37L511	225 °	21 °	264.0	270.0	6.0	1.45	1.83	49.7	FW3B	NEAR
37L512	225 °	15 °	291	293.5	2.5	0.06	0.76	2.0	FW2	NEAR
37L513	225 °	12 °	32	34	2.0	0.42	0.61	14.5	FW4C	NEAR
37L514	224 °	18 °	108	112	4.0	0.43	1.22	14.6	FW4	NEAR
			224.5	227	2.5	0.70	0.76	24.2	X	NEAR
			281.7	284.4	2.7	1.39	0.82	47.7	FW2	NEAR
37L515	224 °	14 °	108.0	118.0	10.0	0.23	3.05	7.9	FW4	NEAR
			228.0	231.5	3.5	0.71	1.07	24.5	FW3	NEAR
37L516	224 °	11 °	34.0	35.0	1.0	2.96	0.30	101.5	FW4C	NEAR
			113.0	122.0	9.0	0.41	2.74	14.2	FW4	NEAR
			232.6	238.4	5.8	1.84	1.77	62.9	FW3	NEAR
37L518	224 °	13 °	34.4	38.0	3.6	1.64	1.10	56.1	FW4C	NEAR
			117.0	121.0	4.0	1.16	1.22	39.8	FW4	NEAR
37L519	224 °	10 °	34.0	39.0	5.0	0.31	1.52	10.5	FW4C	NEAR
			113.0	128.2	15.2	1.93	4.63	66.1	FW4	NEAR
			255.7	258.0	2.3	0.47	0.70	16.0	FW3	NEAR
37L524	6 °	38 °	29.5	35.5	6.0	1.15	1.83	39.4	FW3B	NEAR

June 16, 2004	Page 1 of 4	GOLDCORP INC.

Level				Gold Assay		Gold Assay		Zone	Type
Hole No.	Azimuth	Dip	Assay Interval	Length	Ounces per Ton	Length	Grams per Tonne
			(in feet)	(in feet)	(uncut)	(in metres)	(uncut)

SULPHIDE MINERALIZATION - EXTENSION OF PREVIOUSLY MINED ORE

26L1328	228 °	-21 °	198.2	208.0	9.8	0.39		2.99	13.4	ESC5	EXPL
			449.8	450.8	1.0	2.07		0.30	71.0	PLM WEST	EXPL
31L582	19 °	-30 °	649.0	663.9	14.9	0.26		4.54	8.9	X	EXPL
31L583	23 °	-17 °	326.0	335.0	9.0	0.48		2.74	16.5	ESC-HW	EXPL
34L1332	45 °	-10 °					NSA			ESC3J	EXPL
34L1333	45 °	-23 °	757.0	765.0	8.0	0.64		2.44	21.9	ESC4	EXPL
			796.0	803.1	7.1	0.15		2.16	5.3	X	EXPL
34L1334	44 °	-41 °					NSA			ESC	EXPL
34L1350	45 °	-33 °					NSA			ESC	EXPL
34L1351	45 °	-47 °	410.5	413.6	3.1	0.32		0.94	11.0	ESC-HW	EXPL
34L1352	45 °	-58 °	412	413.6	1.6	0.20		0.49	6.7	ESC, FW4	EXPL
			725	727	2.0	0.29		0.61	10.1	ESC X	EXPL
			752	779	27.0	0.15		8.23	5.1	ESC X	EXPL
34L1353	225 °	74 °	197.0	198.5	1.5	1.61		0.46	55.2	SC-ESC	EXPL
			215.0	223.0	8.0	0.24		2.44	8.2	ESC-HW	EXPL
			467.2	473.2	6.0	0.51		1.83	17.5	FW4	EXPL
34L1355	180 °	75 °	228.5	234.0	5.5	0.13		1.68	4.5	SC-ESC	EXPL
34L1357	45 °	-35 °					NSA			ESC	EXPL
34L1358	46 °	-43 °	147.7	152	4.3	0.51		1.31	17.6	X	EXPL
			470	471.1	1.1	0.36		0.34	12.2	SC-ESC	EXPL
			578	582.3	4.3	0.37		1.31	12.7	ESC3J	EXPL
			789	793	4.0	0.17		1.22	5.9	X	EXPL
34L1359	44 °	-64 °	469	475.3	6.3	0.23		1.92	7.9	ESC-HW	EXPL
34L1361	223 °	47 °	110.1	112.6	2.5	0.17		0.76	5.8	SC-ESC	DEL
34L1362A	224 °	64 °	241.7	248.0	6.3	0.32		1.92	11.0	ESC-HW	DEL
34L1365	44 °	5 °					NSA				DEL
34L1366	44 °	-7 °	715.0	721.0	6.0	0.20		1.83	6.9	ESC4	DEL
34L1367	43 °	-17 °	348.3	351.0	2.7	0.41		0.82	14.1	X	DEL
			486	491.4	5.4	0.24		1.65	8.2	SC-ESC	DEL
			521.6	525.0	3.4	0.26		1.04	8.9	ESC3J	DEL
34L1369	161 °	-88 °	2773.0	2795.0	22.0	0.16		6.71	5.5	ESC-HW	EXPL
34L1370	223 °	-32 °					NSA	0.00			DEL
34L1371	222 °	-19 °	305.5	318.1	12.6	0.12		3.84	4.1	ESC-HW	DEL
34L1373	223 °	-21 °	170.0	174.0	4.0	0.23		1.22	7.9	SC-ESC	DEL
			304.0	322.0	18.0	0.33		5.49	11.3	ESC-HW	DEL
34L1374	222 °	-28 °	363.3	376.0	12.7	0.56		3.87	19.2	ESC-HW	DEL
34L1375	224 °	-24 °	339.0	363.0	24.0	0.34		7.32	11.7	ESC-HW	DEL
34L1377	224 °	-14 °	264.0	270.0	6.0	0.28		1.83	9.6	ESC-HW	DEL
34L1378	224 °	-26 °	350.0	359.2	9.2	0.35		2.80	12.0	ESC-HW	DEL
34L1379	45 °	9 °	522.4	537.0	14.6	0.33		4.45	11.3	SC-ESC	DEL
34L1381	44 °	-9 °	75.5	78.0	2.5	0.57		0.76	19.5	X	DEL
			513.0	517.0	4.0	0.18		1.22	6.2	ESC3J	DEL
34L1382	45 °	-18 °	423.2	427.3	4.1	0.35		1.25	11.9	SC-ESC	DEL
			596.7	606.7	10.0	0.25		3.05	8.6	ESC4	DEL
34L1383	45 °	-33 °	422.7	437.4	14.7	0.29		4.48	10.1	SC-ESC	DEL
			511.2	516	4.8	0.19		1.46	6.6	X	DEL
34L1384	45 °	-47 °	440.4	456.9	16.5	0.19		5.03	6.5	SC-ESC	DEL
34L1385	45 °	5 °	404.6	416.0	11.4	0.22		3.47	7.6	X	DEL
			520.6	522.7	2.1	0.44		0.64	15.0	SC-ESC	DEL
			557.0	558.3	1.3	0.31		0.40	10.6	X	DEL
			739.0	745.0	6.0	0.43		1.83	14.8	ESC4	DEL
34L1386	45 °	-6 °	716.5	723	6.5	0.22		1.98	7.5	ESC4	DEL
			478.5	487.5	9.0	0.23		2.74	7.9	ESC3G	DEL
			496.4	506	9.6	0.25		2.93	8.7	X	DEL
34L1387	45 °	-18 °	396	399.4	3.4	0.35		1.04	12.0	ESC-HW	DEL
			446.1	492	45.9	0.19		13.99	6.5	SC-ESC	DEL
34L1388	45 °	-25 °	432	439	7.0	0.31		2.13	10.6	SC-ESC	DEL
			461.0	465.0	4.0	0.25		1.22	8.6	ESC3J	DEL
			598.0	608.0	10.0	0.26		3.05	8.9	X	DEL
34L1401	225 °	62 °	125.7	127.2	1.5	0.56		0.46	19.2	SC-ESC	EXPL

June 16, 2004	Page 2 of 4	GOLDCORP INC.

Level					Gold Assay		Gold Assay		Zone	Type
Hole No.	Azimuth	Dip	Assay Interval		Length	Ounces per Ton	Length	Grams per Tonne
			(in feet)		(in feet)	(uncut)	(in metres)	(uncut)
34L1405	45 °	27 °	102.0	105.0	3.0	0.97	0.91	33.2	X	DEL
			522.0	527.0	5.0	0.20	1.52	6.9	ESC-HW	DEL
			662	672.4	10.4	0.49	3.17	16.8	SC-ESC	DEL
			1026.0	1035.0	9.0	0.16	2.74	5.4	ESC4	DEL
34L1406	45 °	22 °	591.8	622.8	31.0	0.21	9.45	7.2	SC-ESC	DEL
			928.8	945	16.2	0.16	4.94	5.5	ESC4	DEL
34L1407	45 °	7 °	487.0	502.5	15.5	0.38	4.72	12.9	SC-ESC	DEL
			656.0	662.0	6.0	0.48	1.83	16.3	ESC3J	DEL
			745.0	772.0	27.0	0.34	8.23	11.8	ESC4	DEL
34L1408	44 °	-6 °	444.7	449.6	4.9	0.43	1.49	14.7	SC-ESC	DEL
			522.0	527.3	5.3	0.18	1.62	6.2	X	DEL
			637.0	652.0	15.0	0.10	4.57	3.5	ESC4	DEL
34L1409	44 °	-40 °	359.8	365.6	5.8	0.21	1.77	7.2	ESC-HW	DEL
			396.0	406.0	10.0	0.39	3.05	13.4	SC-ESC	DEL
34L1413	223 °	47 °	117.0	121.0	4.0	0.28	1.22	9.6	SC-ESC	DEL
34L1414	224 °	62 °	204.0	214.0	10.0	0.12	3.05	4.1	X	DEL
			262.8	267.0	4.2	0.11	1.28	3.8	ESC-HW	DEL
34L1417	46 °	32 °	578.0	584.0	6.0	0.43	1.83	14.8	ESC-HW	DEL
			743.0	769.0	26.0	0.37	7.92	12.7	SC-ESC	DEL
34L1418	45 °	12 °	456.8	471.0	14.2	0.24	4.33	8.2	ESC-HW	DEL
			534.0	540.0	6.0	0.26	1.83	8.9	SC-ESC	DEL
			645.0	649.0	4.0	0.20	1.22	6.9	ESC3J	DEL
			811.0	823.3	12.3	0.18	3.75	6.2	ESC4	DEL
37L528	45 °	9 °	542.0	544.0	2.0	0.36	0.61	12.3	X	EXPL
			572.7	581.2	8.5	0.13	2.59	4.5	ESC-HW	EXPL
			616.6	619.2	2.6	0.28	0.79	9.6	X	EXPL
			678.0	682.0	4.0	0.12	1.22	4.1	SC-ESC	EXPL
			931.0	940.5	9.5	0.26	2.90	8.9	ESC4	EXPL
37L529	45 °	-9 °	350.0	352.0	2.0	0.25	0.61	8.6	X	EXPL
			543.0	545.0	2.0	0.38	0.61	13.0	SC-ESC	EXPL
			555.0	561.0	6.0	0.22	1.83	7.5	X	EXPL
			582.0	586.0	4.0	0.17	1.22	5.8	ESC-HW	EXPL
37L530	45 °	-20 °	482.0	487.4	5.4	2.87	1.65	98.5	ESC-HW	EXPL
			536.0	548.0	12.0	0.30	3.66	10.2	SC-ESC	EXPL
			596.6	599.8	3.2	0.76	0.98	26.1	ESC3J	EXPL
37L541	40 °	-31 °	545.8	562.7	16.9	2.58	5.15	88.5	ESC-HW	EXPL
			588.0	595.0	7.0	0.17	2.13	5.8	SC-ESC	EXPL
37L542	41 °	-31 °	544.7	548.7	4.0	0.28	1.22	9.6	SC-ESC	EXPL
37L547	31 °	-43 °	497.0	501.5	4.5	0.33	1.37	11.3	ESC-HW	EXPL
			568.3	578.2	9.9	0.35	3.02	12.0	SC-ESC	EXPL
			594.0	598.0	4.0	0.26	1.22	8.9	X	EXPL
37L548	29 °	-53 °	534.0	540.0	6.0	0.28	1.83	9.7	ESC-HW	EXPL
			580.0	595.0	15.0	0.17	4.57	5.9	SC-ESC	EXPL
			635.0	639.0	4.0	0.22	1.22	7.5	ESC3J	EXPL
			948.0	951.4	3.4	0.16	1.04	5.5	ESC4	EXPL
37L549	45 °	11 °	621.5	625.0	3.5	0.25	1.07	8.6	X	EXPL
			681.6	689.0	7.4	0.44	2.26	15.2	ESC-HW	EXPL
			709.0	723.0	14.0	0.18	4.27	6.2	SC-ESC	EXPL
37L550	45 °	4 °	640.2	649.6	9.4	0.27	2.87	9.3	ESC-HW	EXPL
			680.6	688.0	7.4	0.26	2.26	8.9	SC-ESC	EXPL
37L551	45 °	-16 °	554.0	558.3	4.3	0.14	1.31	4.8	ESC-HW	EXPL
			612.0	617.4	5.4	0.23	1.65	7.9	SC-ESC	EXPL
37L552	46 °	-24 °	520.6	528.1	7.5	0.19	2.29	6.5	X	EXPL
			539.7	545.7	6.0	0.20	1.83	6.9	ESC-HW	EXPL
			607.5	614.4	6.9	0.53	2.10	18.2	SC-ESC	EXPL
37L553	45 °	-33 °	525.6	537.6	12.0	0.29	3.66	9.9	ESC-HW	EXPL
			556.6	568.4	11.8	0.35	3.60	12.1	SC-ESC	EXPL
37L554	46 °	-45 °	582.0	585.0	3.0	0.39	0.91	13.2	SC-ESC	EXPL
			609.5	610.7	1.2	0.39	0.37	13.4	ESC3J	EXPL
			772.8	780.0	7.2	0.23	2.19	8.0	X	EXPL
			885.0	894.0	9.0	0.14	2.74	4.8	ESC4	EXPL
37L576	45 °	13 °	734.5	750.5	16.0	0.15	4.88	5.2	ESC-HW	EXPL
			770.0	774.0	4.0	0.23	1.22	7.9	SC-ESC	EXPL

June 16, 2004	Page 3 of 4	GOLDCORP INC.

Level				Gold Assay		Gold Assay		Zone	Type
Hole No.	Azimuth	Dip	Assay Interval	Length	Ounces per Ton	Length	Grams per Tonne
			(in feet)	(in feet)	(uncut)	(in metres)	(uncut)

SULPHIDE MINERALIZATION FAR EAST ZONE

26L1310	45 °	24 °	665.0	669.0	4.0	0.20		1.22	6.9	FE	EXPL
26L1312							NSA			FE	EXPL
26L1314							NSA			FE	EXPL
26L1316	45 °	-59 °	343.5	350	6.5	0.24		1.98	8.2	ESC5	EXPL
26L1317	44 °	16 °	1228.0	1240.0	12.0	0.10		3.66	3.4	FE	EXPL
26L1320	360 °	-27 °	790.0	794.5	4.5	6.55		1.37	224.6	PLM	EXPL
26L1322	45 °	22 °	731.0	740.0	9.0	0.19		2.74	6.5	FE	EXPL
26L1323	44 °	31 °					NSA			FE	EXPL
26L1325	68 °	-56 °	1146.0	1154.0	8.0	0.89		2.44	30.5	ESC4	EXPL
			1245.0	1250.0	5.0	2.18		1.52	74.7	ESC5	EXPL
34L1349	45 °	14 °	1820.8	1826.3	5.5	0.10		1.68	3.4	ESC5	EXPL
34L1153	47 °	-34 °					NSA			FE	EXPL
34L1156	44 °	0 °	1553.1	1559.5	6.4	0.29				FE	EXPL
			1759.4	1761.8	2.4	0.49				FE	EXPL
34L1364	70 °	0 °					NSA			FE	EXPL
34L1397	43 °	10 °	1467.0	1475.1	8.1	0.11		2.47	3.8	FE	EXPL
			1565.0	1575.0	10.0	0.08		3.05	2.7	FE	EXPL
34L1404	50 °	-23 °	1461.3	1467.0	5.7	0.28		1.74	9.6	FE	EXPL
34L1411	45 °	-53 °					NSA			FE	EXPL
34L1412	45 °	0 °	1510.0	1518.0	8.0	0.12		2.44	4.1	ESC5	EXPL

					WEST TARGET AREA

37L277	308 °	-20 °	831.0	837.0	6.0	0.87		1.83	29.8	HW7	EXPL
			1044.0	1046.0	2.0	0.18		0.61	6.2	X	EXPL
37L278A	296 °	-27 °	983.0	989.0	6.0	1.04		1.83	35.7	HW7	EXPL
			1189.0	1191.0	2.0	0.38		0.61	13.0	X	EXPL
37L279	320 °	-7 °			0.0		NSA	0.00	0.0	HW7	EXPL

June 16, 2004	Page 4 of 4	GOLDCORP INC.

FIGURE 1 UPDATE 33

NW
SE
3,500
4,500
5,500
6,500
7,500
#1 SHAFT
#2 SHAFT
26 Level
30 Level
34 Level
37 Level
Distance to Property Boundary: 5500' E
4,000
5,000
6,000
7,000
8,000
(Feet below surface)
26L1320
HIGH GRADE ZONE
West Target Area
37L277
37L278A
37L566
37L565
37L575
37L503AW
34L1416A
34L1369
Footwall Zone
Hanging Wall Zone
DEEP EXTENSIONS
0
1,000
feet
LEGEND:
High Grade Zone
Reserves & Resources
Target Areas
Eastern Ultramafic
Recent Development
Existing Development
Future Development
Highlighted New Drill Hole
34L1369 Drill Hole Number
Non Significant Intersections
Lower Limit of Reserves
Lower Limit of Resources
(@ 31/12/03)

Red Lake Mine
Schematic Longitudinal
Showing High Grade Zone,
Target Areas & New Intersections

June 16th, 2004

FIGURE 2 UPDATE 33

NW
SE
4,500 E
5,000 E
5,500 E
6,000 E
4,500
5,000
5,500
6,000
6,500
7,000
7,500
32 Level
(Feet below surface)
34 Level
36 Level
37 Level
LEGEND
10.00 Ounces per ton (opt)
5.00 opt
2.00 opt
1.00 opt
0.20 opt
0.10 opt
Previous Drill Intersections
< 0.10 opt drill hole intersect
> 0.10 opt drill hole intersect
New Drill Intersections
37L575
Underground Workings
Mined Out Area
37L566
7.76 opt / 19.2 ft
37L565
5.26 opt / 6.0 ft
Lower Limit of
Ore Reserves
(December 31st, 2003)
0
250
feet
37L575
2.18 opt / 70.0 ft
Red Lake Mine
Long Sectional View
Looking NE
Hanging Wall 5 Zone (HW5)
Showing
Ore Grade Contours
& Drill Holes
June 16th, 2004
Limit of Ore
Resources
37L503AW
3.54 opt / 2.0 ft
goldcorp

FIGURE 3

UPDATE 33

NW
SE
2,500
3,500
4,500
5,500
6,500
7,500
8,500
9,500
#1 SHAFT
Surface
Distance to Property Boundary: 5500' E
0
(Feet below surface)
Sediment Contact
5 Level
10 Level
15 Level
20 Level
23 Level
26 Level
30 Level
34 Level
37 Level
Sulphide Zone (mined out)
#2 SHAFT
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
Goldcorp Inc
Placer Dome Inc
1
2
3
34L1405
31L583
34L1379
34L1385
34L1407
34L1387
34L1374
34L1409
34L1333
37L541
37L552
37L530
37L553
37L547
26L1325
26L1325
34L1156
34L1404
34L1369
0
1,000
feet
LEGEND:
High Grade Zone
Sulphide Mineralization
Reserves & Resources
Target Areas
1 Deep Sulphide Extension of Previously Mined Ore Zone
2 Far East Target Area
3 West Target Area
Eastern Ultramafic
Property Boundary
Recent Development
Existing Development
Future Development
Highlighted New Drill Hole
34L1405 Drill Hole Number
Non Significant Intersections
Red Lake Mine
Schematic Longitudinal
Showing Sulphide Mineralization,
Target Areas & New Intersections
June 16th, 2004